UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
CURRENT REPORT
______________________________
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 29, 2022
CATALENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36587	20-8737688
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14 Schoolhouse Road
Somerset,	New Jersey	08873
(Address of registrant's principal executive office)		(Zip code)
(732) 537-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 203.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CTLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On August 29, 2022, Catalent, Inc. (the "Company") issued an earnings release setting forth the Company's fourth quarter ended June 30, 2022 financial results. The earnings release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 2.02 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2022, the Board of Directors (the “Board”) of the Company approved an increase in the size of the Board from thirteen to fourteen members and appointed Karen Flynn to fill the vacancy, effective September 15, 2022, with a term expiring at the next annual meeting of the Company’s shareholders.

Ms. Flynn, 59, retired in June 2022 from her position as the Company’s Senior Vice President & Chief Commercial Officer, a position she had held since 2021. She joined the Company as President, Biologics and Chief Commercial Officer in 2020. Prior to joining the Company, she served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. from 2016 to 2019, having previously served as that company's President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn is also a director of Quanterix Corporation and serves in the Hesburgh Women of Impact mentorship program for the University of Notre Dame. She has previously served on the Chester County Economic Development Council Board of Directors, the Downingtown STEM Academy Advisory Board, and on the Board of Directors for Recro Pharmaceuticals. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania, and a Bachelor of Science in Pre-Professional Studies (Pre-Med) from the University of Notre Dame.

Ms. Flynn will receive the Company’s standard compensation provided for service as a director to all members of the Board who are not employees of the Company (which she will not be at the time she joins the Board). This compensation currently includes an annual cash retainer of $100,000, payable in quarterly installments in arrears, and an annual grant of restricted stock units having a fair market value equal to $190,000. The restricted stock units vest in full after one year of service and are subject to accelerated vesting in the event of a “change of control.” The initial cash retainer and restricted stock unit award to be received by Ms. Flynn will be pro-rated based on the amount of time remaining before the next annual meeting of the Company’s shareholders.

In addition, pursuant to the Company’s stock ownership policy, Ms. Flynn will be required to own shares of the Company’s common stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested equity-based awards, and shares held under a deferral or similar plan. Each director is also required to retain 100% of the shares received following exercise of options or upon settlement of vested restricted stock units (net of any shares used to satisfy any applicable tax withholding obligations) until the minimum holding level is reached.

Item 9.01     Financial Statements and Exhibits.
d.    Exhibits. The following exhibits are filed (or, in the case of Exhibit 99.1, furnished) as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Earnings release, August 29, 2022, issued by Catalent, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Catalent, Inc.
(Registrant)

By:	/s/ STEVEN L. FASMAN
Steven L. Fasman
Executive Vice President, Chief Administrative Officer

Date: August 29, 2022
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